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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) April 8, 1999
                                                 ------------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    ---------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

     On April 8, 1999, Alteon Inc. issued the following press release:


          "ALTEON UPDATE ON PIMAGEDINE DEVELOPMENT PROGRAM

"Ramsey, New Jersey, April 8, 1999 - Alteon Inc. (Nasdaq: ALTN) announced today that as part of its ongoing evaluation of the total pimagedine development program, it has decided to close out its Phase III trial of pimagedine in End-Stage Renal Disease. If the company decides to pursue the development of pimagedine for this indication, it will use this data as a pilot study to allow design of a definitive Phase III trial in ESRD, which Alteon and its advisors believe will have a higher probability of showing statistical significance.

     "Alteon will be meeting with the FDA this quarter to discuss data from the completed Phase III ACTION I trial of pimagedine in Type 1 diabetic patients with overt nephropathy, or progressive kidney disease. Continued data analyses of this trial increasingly support preliminary findings announced in November 1998 that showed pimagedine therapy provided a statistically significant reduction in urinary protein, LDL cholesterol and triglycerides, as well as lowered diastolic blood pressure. In addition, the data indicated favorable outcomes in measures of renal function, including creatinine clearance and filtration rate, as well as in the inhibition of the progression of retinopathy. The trial's primary endpoint (a 50% reduction in the time to doubling of serum creatinine), was not met, though positive trend data was observed. The FDA had previously notified Alteon that if a New Drug Application is ever filed, it would receive fast track designation.

     "'Our ongoing data analyses on pimagedine has provided increasing evidence of the drug's activity in important secondary endpoints, particularly proteinuria,' said Kenneth I. Moch, President and Chief Executive Officer. 'We are encouraged by the data, and look forward to our discussion with the FDA. If additional studies for pimagedine are warranted, we will aggressively seek a new corporate partner for this program.'

     "Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and age-related diseases, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting such disease states. The company is continuing its evaluation of its lead A.G.E.-formation inhibitor, pimagedine, based on the results of the Phase III trial of pimagedine in Type 1 diabetic patients with progressive kidney disease. A meeting is planned with the FDA to discuss next steps with pimagedine. Alteon's lead A.G.E. crosslink breaker, ALT-711, has completed a series of Phase I human clinical trials and is expected to enter Phase II trials in 1999. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

                              #  #  #

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

              "This press release is also available at http://www.alteonpharma.com"


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: April 15, 1999